Exhibit (14)(b)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Target Asset Allocation Funds:

We consent to the use of our report dated September 20, 2012, with respect to the financial statements of the Target Growth Allocation Fund, a portfolio of the Target Asset Allocation Funds, as of and for the year ended July 31, 2012, incorporated herein by reference and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Proxy Statement/Prospectus on Form N-14.

New York, New York

February 12, 2013